Exhibit 99.2

NEWS RELEASE

CONTACT:           JOSH DEBELAK                                (NYSE: BMM)
                                (952) 851-6017                                    FOR IMMEDIATE RELEASE

BMC Industries To Report First Quarter 2001 Results and
Host Conference Call on Wednesday, April 25, 2001

April 11, 2001 — BMC Industries, Inc. is scheduled to release its earnings results for the first quarter ended March 31, 2001 on Wednesday, April 25, 2001.

The Company will host a conference call to discuss the earnings results later that morning at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).  The conference call is available to interested parties by dialing 888-273-9890 (U.S.) or 612-332-1020 (International).  A replay of the call will be available beginning at 12:30 p.m. Central Time on April 25, 2001 by dialing 800-475-6701 (U.S.) or 320-365-3844 (International) and using Access Code: 578853.  The conference call will be available for replay until April 30, 2001 at 11:59 p.m. (Central Time).

The conference call will also be offered live, through a simulcast offered by CCBN.com and StreetEvents.com.  To access this Webcast, go to the “Investor Relations” portion of the Company’s Web site, www.bmcind.com, click on “Conference Calls” and then click on the CCBN icon.

BMC Industries, founded in 1907, is comprised of two business segments: Buckbee-Mears and Optical Products.

The Buckbee-Mears group, through its Mask Operations, is the only independent North American manufacturer of aperture masks.  The Buckbee-Mears group, through its Micro-Technology Operations, is also a leading producer of a variety of precision photo-etched and electroformed components that require fine features and tight tolerances.

The Optical Products group, operating under the Vision-Ease trade name, is a leading designer, manufacturer and distributor of polycarbonate, glass and hard-resin plastic eyewear lenses.  Vision-Ease is the technology and market share leader in the polycarbonate lens segment of the market.  Polycarbonate lenses are thinner and lighter than lenses made of other materials, while providing inherent ultraviolet (UV) filtering and impact resistant characteristics.

BMC Industries, Inc. is traded on the New York Stock Exchange under the ticker symbol “BMM”.  For more information about BMC Industries, Inc., visit the Company’s Web site at www.bmcind.com.